Exhibit No. 3.7
                Certificate of Incorporation of ECSI FOIDS, Inc.
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                                                                    FILED

                                                                 OCT 24 1996

                                                                 [ILLEGIBLE]
                                                              Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       of

                                ECSI-FOIDS INC.

            This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 11A:1-1 et seq., the "New Jersey Business Corporation Act."

14A:2.7(1)(a) 1. The name of the corporation is ESCI-FOIDS INC.

14A:2.7(1)(g) 2. The address (and zip code) of this corporation is

            190 Moore Street, Suite 306, Hackensack, New Jersey 07601

      and the name of this corporation's initial registered agent of such address is

            Richard T. Rapone, Esq.

14A:2-7(1)(b) 3. The purposes for which this corporation is organized are:

                  To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 11A:1-1 et seq.
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14A:2-7(1)(c) 4. The aggregate number of shares which the corporation shall have authority to issue is

            2,500 no par
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14A:2-7(1)(h) 5. The first Board of Directors of this corporation shall consist of 3 Director(s) and the name and address of each person who is to serve as such Director is:

            Name                    Address                             Zip Code

Arthur Barchenko              Seven Belair Terrace, Wayne, New Jesey    07470

Mark Barchenko                Seven Belair Terrace, Wayne, New Jersey   07470

Larry Porter                  4206 County Road #38, Section, Alabama    35771

14A:2-7(1)(i) 6. The name and address of each incorporator is:

            Name                    Address                             Zip Code

Richard T. Rapone, Esq.       190 Moore Street, Hackensack, New Jersey  07601

      In Witness Whereof, each individual incorporator, each being over the age of twenty-one years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 23rd day of October 1996.


                                        /s/ Richard T. Rapone
                                        ----------------------------------------
                                        Richard T. Rapone
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                          ============================

                          Certificate of Incorporation
                                       of

                                ESCI-FOIDS INC.

                          ============================

                            FORWARDED FOR RECORDING
                                   AND FILING

                       BY: (INCLUDE ADDRESS AND ZIP CODE)

                        RICHARD T. RAPONE, ESQ.
                        NASHEL, KATES, NUSSMAN, RAPONE & ELLIS
                        190 Moore Street, Suite 306
                        Hackensack, New Jersey 07601